Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-184003 on Form S-8 of our report dated March 3, 2013, relating to the financial statements and financial statement schedule of Trulia, Inc. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 3, 2013